Exhibit 99.1

Inland Securities Corporation 2901 Butterfield Road Oak Brook, IL 60523 630-218-8000 Member. National Association of Securities Dealers and SIPC

IMPORTANT INFORMATION

December 8, 2006

Warrant Contact Person

Broker/Dealer

Address

City State Zip

RE: Inland Retail Real Estate Trust, Inc. Warrants

Dear :

Please find enclosed the Soliciting Dealer Warrant Report (“Warrant Report”) detailing the warrants issued to your Broker/Dealer for the sale of shares in the third offering of Inland Retail Real Estate Trust, Inc. (“Inland Retail”).  The Warrant Report indicates, based on your instructions, whether the warrants are currently assigned to you, or if you have assigned the warrants, in full or in part, to individual registered representatives.  One warrant was issued for every 25 shares sold ($250 in sales), and each is exercisable at a fixed price of $12 per share.

Inland Retail has entered into a merger agreement with Developers Diversified Realty Corporation (NYSE:DDR) (“DDR”) for a total merger consideration of $14 per share of Inland Retail.  Subject to shareholder approval and other closing conditions, we anticipate that the transaction will close during the first quarter of 2007.  Therefore, the status of any unassigned warrants must be established by year-end 2006.  In that regard, please confirm and certify each page of the Warrant Report and select either:

•                  Your agreement with the current Warrant Report for your firm, or

•                  Your request to make the assignments indicated in the “Warrants to be Assigned” column.

After reviewing the information, please sign each page of the Warrant Report. Only the first page of the report needs to be medallion guaranteed. Please return the entire report to us by December 21, 2006. If you believe there are any discrepancies, please indicate the correct information on the form. You may either mail this to us in the enclosed envelope or fax the signed copy to Marcia Grant at (630) 218-4955.

Inland Retail and DDR are currently finalizing the process for surrendering the warrants and the provision of the $2 per share consideration for the outstanding warrants, concurrent with the closing of the merger. For further details on the merger transaction, please review the Form 8-K filed by DDR on October 23, 2006. We anticipate that more detailed information will be available in the near term, and will be working in tandem with you to notify your registered representatives in order to ensure that complete and accurate information is available.

If you have any questions, please contact Marcia Grant at (800) 826-8228. We appreciate your continued support.

Sincerely,

INLAND SECURITIES CORPORATION

Brenda G. Gujral, President

WHO YOU INVEST WITH IS EVERYTHING

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this announcement are forward-looking statements. All forward-looking statements speak only as of the date of this announcement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of DDR, Inland Retail and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Inland Retail, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

This letter does not constitute an offer of any securities for sale. In connection with the proposed transaction, DDR and Inland Retail expect to file a proxy statement/prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about DDR and Inland Retail and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by DDR and Inland Retail with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from DDR and Inland Retail by directing such request to:  Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

DDR and Inland Retail and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Inland Retail in connection with the merger. Information about DDR and its directors and executive officers, and their ownership of DDR securities, is set forth in the proxy statement for the 2006 Annual Meeting of Shareholders of DDR, which was filed with the SEC on April 3, 2006. Information about Inland Retail and its directors and executive officers, and their ownership of Inland Retail securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Inland Retail, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of this transaction, Inland Retail does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed merger.

WHO YOU INVEST WITH IS EVERYTHING